Exhibit 99.1

Press Release

Ness Technologies to Host Analyst and Investor Day on November 20 in New York City

Hackensack, NJ – November 12, 2009 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of IT services and solutions, today announced that it will host an Analyst and Investor Day on Friday, November 20, 2009, from 10:15 a.m. to 2:45 p.m. ET at the NASDAQ MarketSite in Times Square, New York. Registration and continental breakfast will begin at 9:30 a.m. and presentations will start promptly at 10:15 a.m.

The event will provide investors and analysts with a unique opportunity to meet senior Ness executives, including the presidents of three Ness business units, as well as several Ness customers from around the world.

The agenda includes:

•	An introduction and brief overview of Ness Technologies;

•	A presentation by Sachi Gerlitz, president and chief executive officer, on differentiating Ness in the competitive marketplace, including an update on the company’s globalization process;

•	Presentations by business unit presidents, with Q&A, including:

o	Ness Software Product Labs, which provides outsourced software product engineering services from India and Eastern Europe,

o	Ness Israel, which provides system integration services to the commercial and civilian government sectors in Israel, and

o	Ness Europe, which provides system integration services primarily in Central & Eastern Europe;

•	Presentations by several customer executives from key growth verticals; and

•	Financial review and update by Ofer Segev, executive vice president and chief financial officer.

Attendance at the event is by invitation only, and pre-registration is required. Interested parties should contact Drew Wright, senior vice president, Investor Relations, by phone at +1-201-488-3262 or by e-mail AnalystDay2009@ness.com.

An audio webcast of the event, including presentation slides, will be available live and for replay to everyone beginning at approximately 10:15 a.m. ET at the Ness Technologies Investor Relations web site, http://investor.ness.com, under IR Events. Participants are encouraged to visit the web site 15 minutes prior to the presentation start time to download and install any necessary software. The webcast replay will be available approximately two hours after the event is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:

David Kanaan
Intl: +972-54- 425-5307
Email: media.int@ness.com

Ness Technologies investor contact:

Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com